                                                                    EXHIBIT 99.1

                            [CPI AERO LOGO OMITTED]

                              FOR IMMEDIATE RELEASE
                              ---------------------

               CPI AEROSTRUCTURES ANNOUNCES THIRD QUARTER RESULTS
               --------------------------------------------------

EDGEWOOD, NY - NOVEMBER 9, 2005 - CPI Aerostructures, Inc. ("CPI Aero") (AMEX:
CVU) today announced results for the third quarter and nine months ended
September 30, 2005.

THIRD QUARTER 2005 VS. 2004
---------------------------
     o    Revenue decreased 18% to $6,452,246 from $7,877,023;
     o    Gross margin was 26% compared to 34% in last year's Q3, which is below
          CPI Aero's gross margin target of 30%-32%;
     o    Income from operations decreased 55% to $879,847 from $1,965,399; and
     o    Net income was $548,498, or $0.09 per diluted share, compared to
          $1,325,471 or $0.22 per diluted share.

FIRST NINE MONTHS 2005 VS. 2004
-------------------------------
     o    Revenue decreased 11% to $19,010,780 from $21,297,456;
     o    Gross margin was 28% as compared to 33%;
     o    Income from operations decreased 31% to $2,684,270 from $4,601,320;
          and
     o    Net income was $1,636,347 or $0.27 per diluted share, compared to net income of $2,940,482 or $0.48 per diluted share.

Edward J. Fred, CPI Aero's President & CEO stated, "Revenue for 2005 is on pace to be within the range of our previously reported guidance. The decrease in gross margin percentage for the three and nine months ended September 30, 2005 was due to several factors, including a first article rejection, a less favorable product mix and higher factory overhead for rent, utilities, maintenance and indirect labor as a result of our move to larger facilities. We remain optimistic that this lower gross margin percentage is temporary and will improve as our revenue increases."

He went on to say, "Even though there has been a slowdown in the government award process since late in 2003, between the bids we have submitted to the U.S.
government and our new subcontracting efforts, we have over $250 million in bids outstanding, and we continue to make bids on contracts on a weekly basis.
Additionally, even though the awarding of contracts has been slow, CPI Aero continues to maintain a 14% win rate on contracts awarded.

"We have the financial resources to become a much larger company. Our balance sheet is strong, which is a major competitive advantage as we go after bigger business. At September 30, 2005, we had shareholders' equity of $27.1 million and no significant long-term debt. We also have a three-year $5 million revolving credit facility with JPMorgan Chase Bank that would enable CPI Aero to utilize additional resources if needed for ongoing working capital requirements and general corporate purposes. We have not drawn down against this line to date."

                                     (more)

CPI Aero News Release
November 9, 2005                                                          Page 2

He went on to say, "We are pursuing new areas of business on a daily basis. This includes bidding on major new subcontract work for leading aerospace prime contractors. In September, we received a new subcontract award to supply parts to Vought Aircraft Industries, Inc. ("Vought") as part of Vought's C-5 TOP contract. Although financial results for 2005 have been, as projected, lower than in 2004, this subcontract award, together with other proposals that we currently have in the pipeline, confirm our belief that we have opened a new field of opportunity that has the potential to yield major new business for CPI
Aero well into the future. In addition to subcontract opportunities, information being released publicly regarding the C-5 aircraft indicates that it will continue to fly for years to come. We stand ready to seize these opportunities and resume the growth pattern that we have experienced over the previous five years."

Mr. Fred continued, "We are still waiting to hear about our 2005 C-5 TOP award and have been informed that Warner Robins AFB has completed its evaluation of needs for the entire C-5 fleet. We are looking forward to receiving an indication as to the magnitude of the next award related to this contract when the Defense Department's budget is approved. In October, we received a T-38 order to produce 71 ship-sets of structural inlets as part of the Propulsion
Modernization Program. Even with this award, the government's pace of contract awards remains slow. Through October 31, 2005, new contract awards were $13.0 million, compared to $30.2 million for the same ten month period last year. This gap should narrow considerably if we receive the C-5 TOP award in the fourth quarter, or any other significant awards related to other bids we have outstanding."

Mr. Fred concluded, "Because of the overall slowdown in government orders, and the uncertainty of the timing related to the next C-5 TOP order, for the remainder of the year, we project that revenue will be in the range of $6-$7 million, giving us a full year of revenue in the range of $25-$26 million, with net income in the range of $2.0-$2.2 million. These projections assume no revenue from a 2005 C-5 TOP order or from any of the major proposals that we have submitted bids on over the last few months."

CONFERENCE CALL
---------------
CPI Aero's President and CEO, Edward Fred, and CFO, Vincent Palazzolo, will host a conference call today, Wednesday, November 9, 2005 at 11:00 am ET to discuss third quarter results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 706-679-3079. Please call in 10 minutes before the scheduled time and ask for the CPI Aero call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cpiaero.com and click on the "Investor Relations" section, then click on "Events". Please access the website 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use
Microsoft Explorer as their browser.

FOUNDED IN 1980, CPI AERO IS ENGAGED IN THE CONTRACT PRODUCTION OF STRUCTURAL
AIRCRAFT PARTS PRINCIPALLY FOR THE U.S. AIR FORCE AND OTHER BRANCHES OF THE
ARMED FORCES. IN CONJUNCTION WITH ITS ASSEMBLY OPERATIONS, CPI AERO PROVIDES
ENGINEERING, TECHNICAL AND PROGRAM MANAGEMENT SERVICES. AMONG THE KEY PROGRAMS
THAT CPI AERO SUPPLIES ARE THE C-5A GALAXY CARGO JET, THE T-38 TALON JET
TRAINER, THE A-10 THUNDERBOLT ATTACK JET, THE E-3 SENTRY AWACS JET AND THE
MH-60S MINE COUNTERMEASURE HELICOPTER. CPI AERO WAS RECENTLY NAMED TO THE
FORTUNE SMALL BUSINESS LIST OF THE 100 FASTEST GROWING SMALL COMPANIES IN
AMERICA AND ON FORBES LIST OF THE 200 BEST SMALL COMPANIES.

                                     (MORE)

CPI Aero News Release                                                     Page 3
November 9, 2005

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero's SEC reports, including CPI Aero's Form 10-KSB for the year ended December 31, 2004 and Form
10-Q for the quarters ended March 31, 2005 and June 30, 2005.

CONTACT:             Vince Palazzolo             Investor Relations Counsel
                     Chief Financial Officer     The Equity Group Inc.
                     CPI Aero                    Linda Latman (212) 836-9609
                     (631) 586-5200              Andreas Marathovouniotis
                     www.cpiaero.com             (212) 836-9611
                     ---------------             www.theequitygroup.com
                                                 ----------------------

                            (See Accompanying Tables)

CPI Aero News Release                                                    Page 4
November 9, 2005

                            CPI AEROSTRUCTURES, INC.
                         CONDENSED STATEMENTS OF INCOME

                                                                   FOR THE THREE MONTHS               FOR THE NINE MONTHS
                                                                    ENDED SEPTMEBER 30,                ENDED SEPTEMBER 30,
                                                                     2005              2004            2005              2004
                                                                         (UNAUDITED)                       (UNAUDITED)

Revenue                                                     $     6,452,246      $   7,877,023   $   9,010,780      $ 21,297,456
Income from operations                                              879,847          1,965,399       2,684,270         4,601,320

Other income (expense):                                                (349)                72          (6,923)              162
Income before provision for income taxes                            879,498          1,965,471       2,677,347         4,601,482
Provision for income taxes                                          331,000            640,000       1,041,000         1,661,000
---------------------------------------------------------------------------------------------------------------------------------
Net income                                                  $        48,498      $   1,325,471   $   1,636,347      $  2,940,482
=================================================================================================================================

Earnings per common share - basic                           $          0.10      $        0.25   $        0.30      $       0.55
=================================================================================================================================

Earnings per common share - diluted                         $          0.09      $        0.22   $        0.27      $       0.48
=================================================================================================================================

Shares used in computing earnings per common share:
  Basic                                                           5,412,650          5,405,184       5,419,411         5,358,025
  Diluted                                                         6,115,014          6,132,425       6,120,977         6,091,338
--------------------------------------------------------------------------------------------------------------------------------

                                                                           Unaudited            Audited
                      Balance Sheet Highlights                              9/30/05             12/31/04

Cash                                                                  $         773,280     $      1,756,350

Total current assets                                                         30,554,084           29,609,862

Total assets                                                                 31,797,786           30,759,124

Total current liabilities                                                     4,589,964            5,213,460

Working capital                                                              25,964,120           24,396,402

Short-term debt                                                                  94,526               83,144

Long-term debt                                                                   66,324              129,276

Shareholders' Equity                                                         27,100,326           25,416,388

Total Liabilities and Shareholders' Equity                            $      31,797,786     $     30,759,124

                                                     #### ####